UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 25, 2009

LED POWER GROUP, INC.

(Exact name of registrant as specified in its charter)

Nevada (State or other jurisdiction of incorporation)	0-32565 (Commission File No.)	98-0501477 (IRS Employer Identification No.)

1694 Falmouth Road, Suite 150
Centerville, MA 02632
 (Address and telephone number of principal executive offices) (Zip Code)

(508) 362-4420
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 3- Securities and Trading Matters

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

On September 24, 2009, LED Power Group, Inc. (the "Company") sold 1,000,000 shares of common stock of the Company to John J. Lennon, its President and Sole Director for a purchase price of $10,000 (the “Transaction”). The issuance of the shares was conducted by the Company and was issued in reliance upon Rule 506 of Regulation D and/or Regulation S of the Securities Act of 1933, as amended, and comparable exemptions for sales to “accredited” investors under state securities laws.

Section 5- Corporate Governance and Management

ITEM 5.01 CHANGES IN CONTROL OF REGISTRANT

In connection with the Transaction, as disclosed in Item 3.02 of this Form 8-K, on September 24, 2009 the Company issued an aggregate of 1,000,000 shares of its common stock to Mr. Lennon.  Following the completion of the Transaction, Mr. Lennon, who purchased the shares with his personal funds, will beneficially own 1,000,000 shares which will represent approximately 57.14% of the issued and outstanding shares of the Company.

Except for the change of control that occurred pursuant to the Exchange, to our knowledge there is no other arrangement which may result in a change of control of the Company.  Furthermore, except as agreed upon in connection with the Transaction, there is no arrangement or understanding among our current officers and directors, and our former officers and directors with respect to the election of directors or other matters.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LED POWER GROUP, INC., a Nevada Corporation

Dated: September 25, 2009	/s/ John J. Lennon John J. Lennon, President